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                                                                     Exhibit 1.4

                                 (Translation)

                          REGULATIONS OF THE BOARD OF
                             CORPORATE AUDITORS OF
                              RICOH COMPANY, LTD.

(Purpose)

Article 1. These Regulations of the Board of Corporate Auditors (the
           "Regulations") shall govern the matters concerning the Board of Corporate Auditors of Ricoh Company, Ltd. (the "Company") pursuant to the applicable laws and ordinances and the Articles of Incorporation of the Company.

(Composition)

Article 2. (1) The Board of Corporate Auditors shall be composed entirely of
           Corporate Auditors of the Company.

           (2) The Board of Corporate Auditors shall have a full-time Corporate Auditor.

           (3) In addition to the requirement of the preceding paragraph, the Board of Corporate Auditors shall have a Chairman (a "Chairman") and a Specified Corporate Auditor as defined in Article 7 hereof.

(Objectives of the Board of Corporate Auditors)

Article 3. The objective of the Board of Corporate Auditors shall be to receive reports, discuss and resolve on matters of importance relating to audits; provided, however, nothing provided for in this article shall preclude a Corporate Auditor from exercising his or her powers as a Corporate Auditor.

(Duties of the Corporate Auditors)

Article 4. The Board of Corporate Auditors shall perform the following duties;
           provided, however, nothing in Item 3 below shall preclude a Corporate Auditor from exercising his or her powers as a Corporate Auditor.

           1. Prepare audit reports;

           2. Appoint and remove full-time Corporate Auditors; and

           3. Determine audit policies, investigation methods as to the state of the Company's business and assets and other matters relating to the exercise of Corporate Auditors' duties.

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(Appointment and Removal of Full-Time Corporate Auditors)

Article 5. The Board of Corporate Auditors shall, by resolution, appoint full-time Corporate Auditors from among Corporate Auditors or remove full-time Corporate Auditors.

(Chairman)

Article 6. (1) The Board of Corporate Auditors shall, by resolution, determine a Chairman from among Corporate Auditors.

           (2) The Chairman shall, in addition to the duties set forth in
           Article 9, Paragraph 1 below, carry out duties that are delegated to him or her by the Board of Corporate Auditors; provided, however, the Chairman shall not preclude a Corporate Auditor from exercising his or her powers as a Corporate Auditor.

           (3) The term of the Chairman shall be for one year from the meeting of the Board of Corporate Auditors held after completion of the ordinary general meeting of shareholders.

(Specified Corporate Auditor)

Article 7. (1) The Board of Corporate Auditors shall, by resolution, determine an individual (the "Specified Corporate Auditor") who shall carry out the following duties:

           1. Receive from Directors business reports and supplementary statements attached thereto as well as accounts-related documents, which shall be received by each Corporate Auditor, and distribute such documents to other Corporate Auditors;

           2. Provide notice of the contents of the audit report prepared by the Board of Corporate Auditors concerning business reports and supplementary statements attached thereto to a Director designated as the recipient of such notice (the "Specified Director");

           3. Agree with the Specified Director as to the date on which notice set forth in the previous paragraph shall be provided;

           4. Receive notice on the contents of accounting audit reports from the accounting auditors and notify the contents of such accounting audit reports to other Corporate Auditors;

           5. Notify the Specified Director and accounting auditors of the contents of the audit report prepared by the Board of Corporate Auditors relating to the accounts-related documents; and

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6.          Agree with the Specified Director and accounting auditor as to the date on which notice of the contents of the accounting audit report from the accounting auditor shall be received.

            (2) The Specified Corporate Auditor shall be a full-time Corporate Auditor.

(Holding of Meetings)

Article 8. As a general rule, meetings of the Board of Corporate Auditors shall be held at least once every three (3) months; provided, however, meetings may be held from time to time whenever necessary.

(Convener of Meetings)

Article 9. (1) The Chairman shall convene and conduct the meetings of the Board of Corporate Auditors.

            (2) A Corporate Auditor may request that the Chairman convene a meeting of the Board of Corporate Auditors.

            (3) In the event that the Chairman does not convene a meeting of the Board of Corporate Auditors, despite a request made pursuant to the preceding paragraph, the Corporate Auditor who made the request may convene and conduct the meeting himself or herself.

(Convocation Procedures)

Article 10. (1) To convene a meeting of the Board of Corporate Auditors, a notice of convocation shall be dispatched to each Corporate Auditor at least three (3) days prior to the date of such meeting.

            (2) A meeting of the Board of Corporate Auditors may be held without following the convocation procedures, with the unanimous consent of all of the Corporate Auditors.

(Method of Resolution)

Article 11. (1) A resolution of the Board of Corporate Auditors shall be adopted by a majority vote of all Corporate Auditors; provided, however, resolution of matters set forth in Article 19, Paragraph 2 (removal of accounting auditors), Article 24, Paragraph 1 (partial exemption from liability for Officers, etc.) and Article 25, Paragraph 1 (auxiliary intervention in a derivative action by shareholders) shall be adopted unanimously.

            (2) Prior to adopting a resolution, Corporate Auditors shall deliberate upon matters based on sufficient information and materials.

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(Resolutions Relating to Audit Policies, etc.)

Article 12. (1) The Board of Corporate Auditors shall, by resolution, establish matters such as the audit policy, audit plan, audit method and sharing of audit services.

            (2) In addition to the matters provided in the preceding paragraph, the Board of Corporate Auditors shall resolve such other matters it deems necessary for performing its duties, such as the budget for audit expenses and expenses relating to independent outside advisors.

            (3) The Board of Corporate Auditors shall adopt resolutions concerning the contents of the structures listed below and, as it deems necessary, request Directors of the Company to develop these structures.

            1. Matters relating to employees who shall assist the Corporate
               Auditors in performing their duties;

            2. Matters relating to the independence of the employees provided in the preceding item from Directors;

            3. A structure under which Directors and employees shall report to
               Corporate Auditors and other structures relating to reports to Corporate Auditors; and

            4. Other structures to ensure the effective audit by the Corporate
               Auditors.

(Regular Meetings, etc. with Representative Director(s))

Article 13. (1) The Board of Corporate Auditors shall regularly meet with the
            Representative Director(s) in an effort to foster mutual awareness by exchanging opinions on such matters as those that the Company shall address, improvements to the environment in which audits are conducted by the Corporate Auditors and issues of importance in conducting audits, and requesting modifications that it deems necessary.

            (2) The Board of Corporate Auditors shall explain to the Representative Director(s) and, when necessary, to the Board of Directors the audit policies and audit plans as well as results of the audit.

            (3) In addition to the matters as required by law, the Board of Corporate Auditors shall, upon consultation with Directors, determine the matters on which the Board of Directors and employees shall report to the Board of Corporate Auditors in accordance with the structures provided in Paragraph 3, Item 3 of the preceding article, and shall receive reports on such matters.

(Reports to the Board of Corporate Auditors)

Article 14. (1) A Corporate Auditor shall regularly and from time to time, or when requested by the Board of Corporate Auditors, report to the Board of Corporate Auditors on the status of performance of his or her duties.

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            (2) A Corporate Auditor who has received a report from an
            accounting auditor, Director, employee of the Audit Office or any other person shall report thereon to the Board of Corporate Auditors.

            (3) The Board of Corporate Auditors shall request reports from accounting auditors, Directors, employees of the Audit Office and such other persons as it deems necessary.

            (4) In connection with the preceding three (3) paragraphs, in the event a Corporate Auditor, accounting auditor, Director, an employee of the Audit Office or any other person notifies all Corporate Auditors of matters that should be reported to the Board of Corporate Auditors, such matters shall not be required to be reported to the Board of Corporate Auditors.

(Measures to be Taken upon the Receipt of Reports)

Article 15. If the Board of Corporate Auditors receives a report as to the matters listed below, it shall conduct the necessary investigation and take measures appropriate to the circumstance:

            1. A report from a Director regarding a discovery of a fact that may cause significant damage to the Company;

            2. A report from an accounting auditor regarding a discovery of an improper action by a Director in carrying out his or her duties or a discovery of a material fact such that it may result in a breach of the laws and ordinances or the Articles of Incorporation; or

            3. A report from a Director or an employee on matters that have previously been discussed and decided upon with the Directors.

(Measures to be Taken against Internal and External Claims and Accusations)

Article 16. (1) The Board of Corporate Auditors shall delegate part of its duties to accept, retain and handle claims or accusations relating to inadequacies in accounting, internal accounting controls or auditing to the Corporate Social Responsibility ("CSR") Enhancement Section.

            (2) In the event that the Board of Corporate Auditors receives from the CSR Enhancement Section or others a report on claims and accusations set forth in the previous paragraph concerning the matters listed below, provisions set forth in the previous article shall apply MUTATIS MUTANDIS:

            1. Violations of Article 356 of the Companies Act of Japan
               (Restrictions on Competition and Conflicting Interest Transactions);

            2. Derivative actions by shareholders;

            3. Important matters affecting the business performance of the
               Company; and

            4. Other material violations relating to compliance or material inadequacies relating to accounting, internal accounting controls or auditing.

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(Preparation of Audit Reports)

Article 17. (1) The Board of Corporate Auditors shall, based upon audit reports prepared by each Corporate Auditor, deliberate upon and prepare the audit report of the Board of Corporate Auditors.

            (2) In the event that the contents of the Board of Corporate Auditors' audit report differ from the contents of audit reports prepared by each Corporate Auditor and a Corporate Auditor requests that the contents of his or her audit report be quoted in the audit report of the Board of Corporate Auditors, such contents shall be so quoted.

            (3) Each Corporate Auditor shall sign or affix his or her seal (including electronic signature) on the Board of Corporate Auditors' audit report. Full-time Corporate Auditors and outside Corporate Auditors shall note or record in the audit report that they are a full-time Corporate Auditor or an outside Corporate Auditor, as appropriate.

            (4) In the event that the Company prepares extraordinary accounting documents or consolidated accounting documents, the provisions of the preceding three (3) paragraphs shall apply MUTATIS MUTANDIS to the preparation of such documents.

(Consent etc., Concerning the Appointment of Corporate Auditors)

Article 18. (1) The following matters concerning the appointment of Corporate
            Auditors shall be resolved at a meeting of the Board of Corporate
            Auditors:

            1. Consent to the submission of a proposal concerning the
               appointment of Corporate Auditors to a general meeting of shareholders;

            2. Request the inclusion of the appointment of a Corporate Auditor in the agenda of a general meeting of shareholders; and

            3. Request the submission of a proposal concerning the appointment of a Corporate Auditor to a general meeting of shareholders.

            (2) The preceding paragraph shall also apply MUTATIS MUTANDIS to the appointment of an alternate Corporate Auditor to fill vacancies of Corporate Auditors.

(Consent etc. Concerning the Appointment of Accounting Auditors)

Article 19. (1) The following matters concerning the appointment, removal or non-reappointment of accounting auditors shall be resolved at a meeting of the Board of Corporate Auditors:

            1. Consent to the submission of a proposal concerning the
               appointment of accounting auditors to a general meeting of shareholders;

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                     2. Consent to the inclusion of the removal or
                        non-reappointment of an accounting auditor in the agenda of a general meeting of shareholders;

                     3. Request the submission of a proposal concerning the
                        appointment of an accounting auditor to a general meeting of shareholders;

                     4. Request the inclusion of the appointment, removal or
                        non-reappointment of an accounting auditor in the agenda of a general meeting of shareholders; and

                     5. Appointment of a person who shall temporarily perform
                        the duties of an accounting auditor in the case of its absence.

                     (2) In the event that the Board of Corporate Auditors is to remove an accounting auditor based upon reasons provided for by statute, the Board of Corporate Auditors shall do so by unanimous resolution. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors must report on the removal and the reasons therefor at the first general meeting of shareholders held after such removal.

                     (3) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.

(Resolutions Concerning the Appointment and Removal of Independent Outside Advisors)

Article 20. The appointment and removal of independent outside advisors shall be by a resolution of the Board of Corporate Auditors.

(Consent to Remuneration, etc. of the Accounting Auditor)

Article 21. Consent to the remuneration, etc. of the accounting auditor or any person who shall temporarily perform the duties of an accounting auditor payable by the Company or its subsidiaries shall be obtained by a resolution of the Board of Corporate Auditors.

(Report and Confirmation of the Contents of the Annual Securities Report and Annual Report)

Article 22. The Board of Corporate Auditors shall receive reports from the Disclosure Committee as to the Annual Securities Report prepared pursuant to the Securities and Exchange Law of Japan, as amended, and the Annual Report on Form 20-F prepared pursuant to the United States Securities Exchange Act of 1934, as amended, and confirm its contents.

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(Pre-Approval Relating to the Independence of Accounting Auditors)

Article 23. (1) The Board of Corporate Auditors shall pre-approve the audit services and non-audit services to be provided to the Company and its subsidiaries by accounting auditors.

            (2) The Board of Corporate Auditors shall establish the "Audit and Non-Audit Services Pre-Approval Policy" as its policies and procedures for pre-approval.

            (3) The Board of Corporate Auditors may, by resolution, delegate the power to pre-approve non-audit services to an outside Corporate Auditor.

(Consent Relating to the Partial Exemption from Liability for Officers, etc.*)

Article 24. (1) The consent of the Board of Corporate Auditors as to matters listed below shall be obtained by a unanimous resolution adopted by all Corporate Auditors:

            1. Submission of proposals concerning the partial exemption from liability for Officers, etc. to a general meeting of shareholders;

            2. Submission of proposals concerning an amendment to the Articles of Incorporation, which shall empower the Board of Directors to partially exempt Officer, etc. from liability by a resolution at a meeting of the Board of Directors, to a general meeting of shareholders;

            3. Submission of proposals concerning the partial exemption from liability of Officers, etc. to the Board of Directors meeting, in accordance with the Articles of Incorporation; and

            4. Submission of proposals concerning an amendment to the Articles of Incorporation, which enables the Company to enter into an agreement with outside Officers, etc. to partially exempt him or her from liability, to a general meeting of shareholders.

            (2) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.

(Consent to Auxiliary Intervention)

Article 25. (1) The consent of the Board of Corporate Auditors concerning the
            Company's auxiliary intervention for a Director who is a defendant in a derivative action by shareholders shall be obtained by a unanimous resolution at a meeting of the Board of Corporate Auditors, as provided in the previous article.
--------
[*The term "Officers, etc." used herein means Directors, accounting advisors and Corporate Auditors as provided in Article 329, Paragraph 1 of the Corporation Act of Japan.]

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            (2) The consent contemplated in the preceding paragraph may be obtained in writing or by electronic record when there is an urgent need to do so.

(Deliberation Regarding the Exercise of Powers by Corporate Auditors)

Article 26. Corporate Auditors may deliberate at a meeting of the Board of
            Corporate Auditors before they exercise their powers or fulfill their obligations with respect to the following matters:

            1. Responses to inquiries to a Corporate Auditor received from a shareholder in advance of a general meeting of shareholders;

            2. Matters such as reports to the Board of Directors and requests to convene a meeting of the Board of Directors;

            3. Items and documents to be submitted to a general meeting of shareholders and results of research relating to other matters;

            4. Request for suspension of the acts of Directors that are outside the scope of the Company's purpose or that are in violation of laws and ordinances or the Company's Articles of Incorporation;

            5. Statements of opinion regarding the appointment, removal, resignation and remuneration, etc. of Corporate Auditors at a general meeting of shareholders;

            6. Matters concerning lawsuits between the Company and Directors;
               and

            7. Any other matters concerning the filing of lawsuits, etc.

(Deliberation on Remuneration)

Article 27. Deliberation of the remuneration, etc. of Corporate Auditors may, if all Corporate Auditors have so consented, be conducted at a meeting of the Board of Corporate Auditors.

(Mutual Vote for Full-Time Corporate Auditors)

Article 28. The Corporate Auditors may elect full-time Corporate Auditors from among themselves.

(Minutes)

Article 29. (1) The Board of Corporate Auditors shall prepare minutes for its meetings, which shall contain the matters listed below, and each Corporate Auditor who attends the meeting shall sign or affix his or her seal (including electronic signature) on the minutes.

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            1. Date, time and location of the meeting (including the method of attendance of any Corporate Auditor, Director or accounting auditor who was not at the location of the meeting but attended the meeting of the Board of Corporate Auditors);

            2. Outline of the proceedings and the results thereof;

            3. If an opinion or statement was made at the Board of Corporate
               Auditors meeting on any of the following matters, a summary of such opinion or statement:

              (a) A report from a Director regarding a discovery of a fact that may cause significant damage to the Company; and

              (b) A report from an accounting auditor regarding a discovery of an improper action by a Director in carrying out his or her duties or a discovery of a material fact such that it may result in a breach of the laws and ordinances or the Articles of Incorporation.

            4. The name or trade name of the Directors and the accounting auditors who were present at the meeting.

            (2) If a report to the Board of Corporate Auditors is not required pursuant to the provisions of Article 14, Paragraph 4, the Board of Corporate Auditors shall prepare minutes setting forth the following items:

            1. The content of matters that are determined to be unnecessary to be reported to the Board of Corporate Auditors;

            2. The date on which the matters were determined to be unnecessary to be reported to the Board of Corporate Auditors; and

            3. The name of the Corporate Auditor who prepared the minutes.

            (3) The Company shall maintain the minutes of the Board of Corporate Auditors provided in the preceding two (2) paragraphs at its head office for the period of ten (10) years.

(Secretariat of the Board of Corporate Auditors)

Article 30. The convocation of meetings of the Board of Corporate Auditors, drafting of the minutes and other matters concerning the administration of the meeting of the Board of Corporate Auditors shall be handled by employees that have the duty to support the Corporate Auditors, such as the staff of the Corporate Auditors.

(Auditing Standards of Corporate Auditors)

Article 31. Matters relating to the meetings of the Board of Corporate
            Auditors and audits by the Corporate Auditors shall comply with the laws and ordinances, the

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            Articles of Incorporation and these Regulations, as well as the audit standards of the Corporate Auditors determined by the Board of Corporate Auditors.

(Amendment to and Abolition of These Regulations)

Article 32. Any amendment to or abolition of these Regulations shall be made by the Board of Corporate Auditors.

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SUPPLEMENTARY PROVISIONS

         1.  Date of Enactment:            June 28, 2006

         2.  Approved by:                  The Board of Corporate Auditors

         3.  Established by:               Chief of Audit Section

         4.  Section in Charge:            Audit Section

         5.  History of Establishment and Amendments


      Date of Establishment and Enactment:

                                      November 1, 1978 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      June 29, 1982 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      June 29, 1994 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      May 1, 2002 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      May 1, 2003 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      October 17, 2003 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      February 25, 2005 (Chief of Audit Section)

      Date of Enactment of Amendments:

                                      June 28, 2006 (Chief of Audit Section)

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